Exhibit 99.3

LUFKIN INDUSTRIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 1, 2011, Lufkin Industries, Inc. (“Lufkin”, the “Company”) completed its acquisition of substantially all of the assets of Quinn’s Oilfield Supply Ltd. (“Quinn”) and all of the outstanding equity interests in (i) Quinn Pumps, Inc., (ii) Quinn Pumps [California] Inc., (iii) Grenco Energy Services Inc., and (iv) Grenco Energy Services Limited Partnership (the “Acquired Companies”), for a purchase price of approximately $311 million plus assumed liabilities, (the “Acquisition”).  The following unaudited pro forma condensed combined balance sheet as of September 30, 2011 and the unaudited pro forma condensed combined statements of earnings for the nine months ended September 30, 2011 and for the year ended December 31, 2010 are based on the historical financial statements of Lufkin and Quinn using the acquisition method of accounting.

The unaudited condensed combined pro forma balance sheet as of September 30, 2011 gives effect to the Acquisition as if it had occurred on September 30, 2011, and includes all adjustments that give effect to events that are directly attributable to the Acquisition and are factually supportable.  The unaudited pro forma condensed combined statements of earnings for the year ended December 31, 2010 and the nine months ended September 30, 2011 give effect to the Acquisition as if it had occurred on January 1, 2010, and include all adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact, and are factually supportable.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to represent or to be indicative of the results of operations or financial position that Lufkin would have reported had the Acquisition been completed as of the dates set forth in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements reflect management’s preliminary estimates of the fair values of tangible and intangible assets acquired and liabilities assumed.  Upon completion of detailed valuation studies the Company may make additional adjustments, and these valuations could change significantly from those used in the pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements should be read in conjunction with Lufkin’s historical consolidated financial statements and notes thereto contained in Lufkin’s Annual Report on Form 10-K for the year ended December 31, 2010, Lufkin’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2011, Lufkin’s Current Report on Amended Form 8-K filed with the United States Securities and Exchange Commission on December 13, 2011, Quinn’s historical financial statements and notes thereto for the periods ended February 28, 2011 and 2010 and for each of the three years in the period ended February 28, 2011 contained herein as Exhibit 99.1, and historical unaudited consolidated financial statements as of and for the six months ended August 31, 2011 and 2010 contained herein as Exhibit 99.2.

As Lufkin has a fiscal year ending on December 31 and Quinn has a fiscal year ending on February 28, the unaudited pro forma condensed combined balance sheet combines the historical balances of Lufkin as of September 30, 2011 with the historical balances of Quinn as of November 30, 2011, plus pro forma adjustments. In addition, the unaudited pro forma condensed combined statements of earnings combine the historical results of Lufkin for the fiscal year ended December 31, 2010 and for the nine months ended September 30, 2011 with the historical results of Quinn for the twelve months ended February 28, 2011 and the nine months ended November 30, 2011, respectively, plus pro forma adjustments. Quinn’s historical results have been calculated by combining its reported interim data for each quarter within the respective period.

For ease of reference, the unaudited pro forma condensed combined financial statements use Lufkin’s period-end date and no adjustments were made to Quinn’s reported information for the different quarter-end date.

Lufkin Industries Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
(In thousands of US Dollars)

	Lufkin	Quinn
	September 30, 2011	November 30, 2011	Reclassifications	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	39,620	1,637	(1,637)	(4,747)	A,L	34,873
Receivables, net	162,786	29,470	-	(481)	D	191,775
Income tax receivable	4,202	-	-	-		4,202
Inventories	151,343	22,682	-	2,487	D	176,512
Prepaid expenses	-	323	(323)	-		0
Deferred income tax assets	4,715	-	57	40	D	4,812
Due from related parties	-	(829)	1,199	(370)	D	0
Assets held for sale	-	101	-	(101)	D	0
Deferred financing fees	-	-	-	985	L	985
Other current assets	6,006	-	323	929	D	7,258
Total current assets	368,672	53,385	(381)	(1,258)		420,418

Property, plant and equipment, net	266,204	29,523	-	33,528	D	329,255
Goodwill, net	66,172	10,479	-	168,232	D	234,404
				(10,479)	E
Intangible assets	-	9,469	-	57,400	D	57,400
				(9,469)	E
Deferred income taxes	-	57	(57)	-		0
Other assets, net	21,142	-	-	3,762	L	24,904
Total assets	722,190	102,914	(438)	241,716		1,066,382

Liabilities and Shareholders' Equity

Current liabilities:
Bank indebtedness	-	7,226	(1,637)	(5,589)	D	0
Accounts payable	47,811	12,161	-	12,185	D	72,157
Accrued liabilities:
Payroll and benefits	15,416	-	-	-		15,416
Warranty expenses	4,642	-	-	-		4,642
Taxes payable	14,742	1,049	-	132	D	15,923
Other	33,940	-	679	(419)	D	36,515
				2,315	C
Current portion of long term debt	-	8,173	-	(8,173)	D	17,500
				17,500	A,J
Due to related parties	-	(370)	1,199	(829)	D	0
Provisions	-	679	(679)	-		(0)
Total current liabilities	116,551	28,919	(438)	17,122		162,154

Long-term debt	20,000	4,628	-	(4,628)	D	313,503
				293,503	A,J
Deferred income tax liabilities	11,576	1,935	-	5,042	D	18,553
Provisions	-	1,415	(1,415)	-		0
Postretirement benefits	7,028	-	-	-		7,028
Other liabilities	39,892	-	1,415	(992)	D	40,315
Total liabilities	195,047	36,897	(438)	310,047		541,553

Shareholders' equity
Common stock ($1 par value per share; 150,000,000 shares authorized, 32,290,481 shares issued)	32,291	-	-	-	H	32,291
Capital in excess par	84,918	-	-	-		84,918
Retained earnings	484,571	63,328	-	(63,328)	H	482,256
				(2,315)	C
Treasury stock (1,824,336 shares at cost)	(34,902)	-	-	-		(34,902)
Share capital	-	0	-	-		0
Foreign currency translation reserve	-	(617)	617	-		0
Non-controlling interest	-	3,305	-	(3,305)	D	0
Accumulated other comprehensive loss	(39,735)	-	(617)	617	H	(39,735)
Total shareholders' equity	527,143	66,017	-	(68,331)		524,829

Total liabilities and shareholders' equity	722,190	102,914	(438)	241,716		1,066,382

Lufkin Industries Inc.
Unaudited Pro Forma Condensed Combined Statement of Earnings
(In thousands of US Dollars, except per share data)

	12 Months Ended
	December 31, 2010	February 28, 2011
	Lufkin	Quinn	Reclassifications	Pro Forma Adjustments		Pro Forma Combined
Sales	645,643	115,684	-	-		761,327
Cost of sales	487,125	64,637	2,197	1,062	F	561,572
	-	-	-	6,550	G	-
Gross profit	158,518	51,047	(2,197)	(7,612)		199,755

Selling, general and administrative expenses	89,859	32,562	40	-		122,461
Litigation reserve	1,000	-	-	-		1,000
Depreciation and amortization	-	2,197	(2,197)	-		-
Interest and bank charges	-	161	(161)	-		-
Interest on long-term debt and accretion	-	1,057	(1,057)	-		-
Total operating expenses	90,859	35,977	(3,375)	-		123,461

Operating income	67,659	15,070	1,178	(7,612)		76,294

Interest income	54	7	-	-		61
Interest expense	(562)	-	(1,218)	(9,524)	J	(12,289)
				(985)	K
Other income (expense), net	294	98	(1,092)	-		(700)
Net foreign exchange gain (loss)	-	(1,092)	1,092	-		-
Net loss on disposal of assets	-	(40)	40	-		-
Impairment of asset	-	-	-	-		-
Earnings from continuing operations before income tax provision	67,445	14,043	(0)	(18,121)		63,366
						-
Income tax provision	23,914	3,878	-	(5,661)	I	22,131

Earnings from continuing operations	43,531	10,165	(0)	(12,460)		41,235

Earnings (loss) from discontinued operations, net of tax	292	(2,061)	-	-		(1,769)

Net earnings	43,823	8,104	(0)	(12,460)		39,466

Earnings per share from continuing operations:

Basic	$1.45					$1.38

Diluted	$1.44					$1.36

Lufkin Industries Inc.
Unaudited Pro Forma Condensed Combined Statement of Earnings
(In thousands of US Dollars, except per share data)

	9 Months Ended
	30-Sep-11	30-Nov-11
	Lufkin	Quinn	Reclassifications	Pro Forma Adjustments		Pro Forma Combined
Sales	652,870	113,988	-	-		766,858
Costs of sales	495,422	59,691	-	796	F	560,689
	-	-	-	4,780	G	-
Gross profit	157,448	54,297	-	(5,576)		206,169

Selling, general and administrative	80,492	35,397	-	-		115,889
Acquisition expenses	4,521	-	-	(4,301)	B	220
Finance costs	0	387	(387)	-		-
Total operating expenses	85,013	35,784	(387)	(4,301)		116,109

Operating income	72,435	18,513	387	(1,275)		90,060

Interest income	89	-	-	-		89
Interest expense	(461)	-	(387)	(7,143)	K	(8,730)
				(739)	K
Other income (expense), net	(43)	488	-	-		445
Earnings from continuing operations before income tax provision	72,020	19,001	-	(9,157)		81,864

Income tax provision	26,744	4,450	-	(3,830)	I	27,364
Deferred income taxes	0	1,340	-	-		1,340
Earnings from continuing operations	45,276	13,211	-	(5,327)		53,160
Loss from discontinuing operations	-	(284)	-	-		(284)
Net income (loss)	45,276	12,927	-	(5,327)		52,876

Earnings per share from continuing operations:

Basic	$1.49					$1.75

Diluted	$1.47					$1.71

LUFKIN INDUSTRIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Transaction and Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on Lufkin’s and Quinn’s historical financial information, giving effect to the Acquisition and related adjustments described in these notes. The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had occurred on September 30, 2011. The unaudited pro forma condensed combined statements of earnings for the nine months ended September 30, 2011, and the twelve months ended December 31, 2010 are presented as if the Acquisition had occurred on January 1, 2010.

Quinn prepared its annual consolidated financial statements in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). Any measurement differences in accounting principles between Canadian GAAP and U.S. GAAP as they apply to Quinn are not material.

Quinn’s interim financial statements have been prepared using accounting policies consistent with International Financial Reporting Standards (“IFRS”) and in accordance with IAS 34, “Interim Financial Reporting” (“IAS 34”) as issued by the International Accounting Standards Board. The Company applied IFRS 1, First time Adoption of International Financial Reporting Standards, as at March 1, 2010. Any measurement differences in accounting principles between IFRS and U.S. GAAP as they apply to Quinn are not material.

Quinn historically reported its financial statements in its local currency, the Canadian dollar. In order to present the pro forma financial information in U.S. dollars, Quinn’s balance sheet has been translated using the spot rate at November 30, 2011, and each of Quinn’s statements of earnings has been translated using the average rate for the applicable period.

For purposes of preparing the unaudited pro forma condensed combined financial statements, certain reclassifications have been made to the historical financial statements of Quinn to conform with Lufkin’s presentation. Also, certain note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by the Securities and Exchange Commission rules and regulations.

Lufkin accounts for business combinations in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, “Business Combinations.” The purchase price for the Acquisition has been allocated to the assets and liabilities acquired based on a preliminary estimate of their respective fair values and may change when the final valuation of certain tangible and intangible assets and acquired working capital is determined.

Pro Forma Footnotes

A.	Cash consideration paid for the Acquisition was $311.0 million, funded through borrowings under the Company’s Amended and Restated Credit Agreement.

B.
Reflects the payment of transaction costs related to the Acquisition of $4.3 million. The impact of transaction costs already incurred has not been reflected in the unaudited pro forma condensed combined statement of earnings since these costs are expected to be nonrecurring in nature.

C.
Reflects an accrual for estimated transaction costs related to the Acquisition of $2.3 million. The impact of estimated transaction costs has not been reflected in the unaudited pro forma condensed combined statement of operations since these costs are expected to be nonrecurring in nature.

D.	Reflects the preliminary purchase price allocation and recognition of goodwill arising from the Acquisition as follows (in thousands):

Cash consideration	$311,003
Assumed liabilities	26,210
Total purchase price	$337,213

Less: Estimated fair value of assets acquired:
Current Assets	$(55,507)
Depreciable Property, Plant and Equipment	(63,051)
Trade Name	(3,300)
Patents	(1,000)
Software	(1,000)
Customer Relationships	(52,100)
Plus: Deferred Income Tax Liability	6,977
Goodwill	$168,232

E.	Reflects the elimination of Quinn’s historical goodwill and intangible assets.

F.	Reflects fair value adjustments for property, plant and equipment and related pro forma depreciation expense adjustments, as follows (in thousands):

					Pro forma increase/(decrease)
					to depreciation expense
					For the twelve	For the nine
	Historical	Fair	Fair value	Useful	months ended	months ended
	amounts	Value	adjustment	lives (yrs)	December 31, 2010	September 30, 2011
Real Property:
Land	$2,014	$8,137	$6,123	N/A	N/A	N/A
Buildings and Improvements	8,383	32,280	23,897	38	629	472
Subtotal - Real Property	$10,397	$40,417	$30,020	38	$629	$472

Personal Property:
Computer Hardware	$353	$332	$(21)	3	$(7)	$(5)
Computer Software	600	437	(163)	3	(54)	(41)
Laboratory Equipment	3	8	5	2	3	2
Leasehold Improvements	4,165	4,615	450	11	41	31
Machinery	7,068	8,462	1,394	7	199	149
Office Equipment	780	959	179	6	30	22
Tools and Equipment	3,700	4,471	771	7	110	83
Vehicle - Auto	2,458	3,350	892	8	111	84
Subtotal - Personal Property	$19,126	$22,634	$3,508	8	$433	$325

Total Property, Plant and Equipment	$29,523	$63,051	$33,528		$1,062	$796

G.	Reflects fair value adjustments for identifiable intangible assets and related amortization expense adjustments, as follows (in thousands):

			Pro forma amortization expense
			For the twelve	For the nine
	Fair	Amortization	months ended	months ended
	Value	period (yrs)	December 31, 2010	September 30, 2011
Identified Intangible Assets:
Quinn Trade Name - Texas	$1,200	10	$120	$90
Quinn Trade Name - Canada	1,900	10	190	143
GrenCo Trade Name	200	5	40	30
Patents	1,000	2	500	375
Software	1,000	5	200	150
Customer Relationships - United States	5,200	8.5	612	459
Customer Relationships - Canada	46,900	7.5-11.5	5,863	4,397
Total Identified Intangible Assets	$57,400		$7,524	$5,643

Historical amortization expense			(974)	(864)

Increase to pro forma amortization expense			$6,550	$4,780

H.	Reflects the elimination of Quinn’s historical shareholders’ equity balances.

I.	Reflects the tax impact of the Acquisition based on the statutory rates in effect during the nine months ended September 30, 2011 and the year ended December 31, 2010.

J.
To reflect the issuance of new debt to finance the purchase price. Of the total $350 million term loan that was drawn on November 30, 2011, $311 million was used to fund the Acquisition.  The remaining $39 million was used to extinguish debt and add to the Company’s liquidity; this amount has not been reflected in the unaudited pro forma condensed combined balance sheet as this portion of the debt is unrelated to the acquisition.

K.
To reflect the increase in interest expense resulting from the issuance of debt to finance the purchase price, as well as the amortization of related deferred financing costs.  The interest rate on new debt of $311.0 million is assumed to be 3.0625%, which is the current interest rate.  A change of 1/8% in the interest rate would result in a change in interest expense and net income before tax in the unaudited pro forma condensed combined statements of earnings of $0.8 million for the year ended December 31, 2010, and $0.6 million for the nine months ended September 30, 2011.

L.
Reflects the capitalization of $4.7 million of deferred financing costs incurred in connection with the term loan used to fund the Acquisition.  Costs include bank fees, financial advisory, legal, and other professional fees.  These costs are deferred and recognized over the term of the debt agreement using the straight-line method.